Filed Pursuant to Rule 424(b)(3)
Registration No. 333-292736
PROSPECTUS
CarParts.com, Inc.

32,458,060 Shares of Common Stock Offered by the Selling Stockholders
This prospectus relates to the offer and resale by the selling stockholders identified in this prospectus or their respective donees, pledgees, assignees, transferees, distributees or other successors-in-interest (the “Selling Stockholders”) of up to an aggregate of 32,458,060 shares of our common stock, par value $0.001 per share (the “common stock”) consisting of (i) 10,319,727 shares of our common stock (the “PIPE Shares”) and (ii) 22,138,333 shares of our common stock (the “Conversion Shares”) issuable upon the conversion of convertible notes held by certain of the Selling Stockholders (the “Convertible Notes”), including estimated accrued interest. The PIPE Shares and Convertible Notes were issued to the Selling Stockholders in a private placement (the “Private Placement”) pursuant to a securities purchase agreement dated September 8, 2025. The PIPE Shares and Conversion Shares are collectively referred to as the “Shares.”
We are not selling any shares of common stock under this prospectus and will not receive any proceeds from the sale by any Selling Stockholders of the Shares. Sales of the Shares by the Selling Stockholders may occur at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The Selling Stockholders may sell Shares from time to time to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders, the purchasers of the Shares, or both.
We are paying the cost of registering the shares of common stock covered by this prospectus as well as various related expenses. The Selling Stockholders are responsible for all broker or similar commissions related to the offer and sale of its Shares. See the section titled “Plan of Distribution” on page 13 for more information about how the Selling Stockholders may sell or dispose of their Shares.
Our common stock is listed on the Nasdaq Capital Market under the trading symbol “PRTS.” On January 13, 2026, the last reported sale price of our common stock was $0.5535 per share.
We are a “smaller reporting company” as defined under the federal securities laws and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus and the documents incorporated by reference herein and may elect to comply with reduced public company reporting requirements in future filings.
Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the section titled “Risk Factors” on page 6 of this prospectus and any similar section contained in any amendment or supplement to this prospectus or in any filing with the Securities and Exchange Commission that is incorporated by reference into this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is January 22, 2026.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (“SEC”). Under this registration statement, the Selling Stockholders may sell from time to time in one or more offerings the common stock described in this prospectus. We will not receive any proceeds from the sale of shares of common stock by the Selling Stockholders pursuant to this prospectus.
This prospectus may be supplemented from time to time by one or more prospectus supplements. Such prospectus supplements may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you must rely on the information in the prospectus supplement. You should carefully read both this prospectus and any applicable prospectus supplement together with additional information described under the heading “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” before deciding to invest in the Shares being offered.
We and the Selling Stockholders have not authorized anyone to provide you with information other than the information that we have provided or incorporated by reference in this prospectus and your reliance on any unauthorized information or representation is at your own risk. This prospectus may be used only in jurisdictions where offers and sales of these securities are permitted. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, this offering of our securities and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
You should assume that the information appearing in this prospectus is accurate only as of the date of this prospectus and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, or any sale of our common stock. Our business, financial condition and results of operations may have changed since those dates.
Unless otherwise mentioned or unless the context indicates otherwise, all references in this prospectus to the “Company,” “we,” “us” and “our” refer to the business of CarParts.com, Inc., a Delaware corporation, and its consolidated subsidiaries.

PROSPECTUS SUMMARY
This summary highlights information contained elsewhere in this prospectus or incorporated by reference in this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the sections titled “Risk Factors” contained in this prospectus, the applicable prospectus supplement, if any, and any related free writing prospectus, and under similar sections in the other documents that are incorporated by reference into this prospectus. You should also carefully read the other information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.
Overview
We are a leading online provider of aftermarket auto parts, including replacement parts, hard parts, and performance parts and accessories. We principally sell our products to individual consumers through our flagship website at www.carparts.com, our app, and online marketplaces. Our proprietary product database maps our SKUs to product applications based on vehicle makes, models and years. Our corporate website is located at www.carparts.com/investor. The inclusion of our website addresses in this prospectus does not include or incorporate by reference into this prospectus any information on our websites.
Driven by our commitment to providing unparalleled customer experience, we use world-class design principles and the latest technology to power our user-friendly website and app. Our vision of “Empowering Drivers Along Their Journey” underscores our mission to create a trusted platform that simplifies the historically stressful experience of vehicle maintenance and repair with “Quality Parts. Priced Right.”
We have a significant opportunity to become the go-to destination for all automotive repair and maintenance requirements by focusing on our evolved strategy. This includes optimizing supply chain management and upgrading logistics, investing in technology and expanding into new business lines. Throughout this process, we remain committed to maintaining our financial discipline, evaluating investments based on their potential to drive profitability.
In June 2024, we opened our new state-of-the-art fulfillment center in Las Vegas, Nevada, expanding from 125,000 sq. ft. to over 200,000 sq. ft., which we expect to reduce last-mile transportation expenses to the West Coast and enhance customer service through expedited delivery. The semi-automated center is integrated with cutting-edge AI capabilities designed to optimize operations, improve safety, and expand product availability. Furthermore, we continuously expand our technological capabilities, product offerings, and service portfolio to stay ahead of competitive pressures. By investing in new categories, brands, customer types, and revenue streams across both premium and value segments, we seek to maximize gross profit and capture a larger market share.
In tandem, we have refined our eCommerce experience and marketing strategy, prioritizing direct customer relationships and strengthening our community through innovative owned content channels. These efforts aim to position CarParts.com as the ultimate destination for vehicle maintenance knowledge and product purchases, fostering long-term brand loyalty while reducing reliance on “pay-to-play” performance marketing channels and improving customer acquisition efficiency.
Industry-wide trends that support our strategy and future growth include:
1.
Number of SKUs required to serve the market. The number of automotive SKUs has grown dramatically over the last several years. In today’s market, unless the consumer is driving a high volume produced vehicle and needs a simple maintenance item, the part they need is not typically on the shelf at a brick-and-mortar store. We believe our user-friendly flagship website provides customers with a favorable alternative to the brick-and-mortar shopping experience by offering a comprehensive selection of approximately 1,690,000 SKUs with detailed product descriptions, attributes and photographs combined with the flexibility of fulfilling orders using both drop-ship and stock-and-ship methods.

2.
U.S. vehicle fleet expanding and aging. The average age of U.S. light vehicles, an indicator of auto parts demand, reached a new record-high of 12.8 years in 2025, according to the U.S. Auto Care Association. We believe an increasing vehicle base and rising average age of vehicles will have a positive impact on overall aftermarket parts demand because older vehicles generally require more repairs. In many cases we believe these older vehicles are driven by Do-It-Yourself (“DIY”) car owners who are more likely to handle any necessary repairs themselves rather than taking their car to the professional repair shop.

3.
Growth of online sales. The U.S. Auto Care Association estimated that overall revenue from online sales of auto parts and accessories would reach over $27 billion by 2028. Improved product availability, lower prices and consumers’ growing comfort with digital platforms are driving the shift to online sales. We believe that we are well positioned for the shift to online sales due to our history of being a leading source for aftermarket automotive parts through our flagship website, app, and online marketplaces.

Corporate Information
Our headquarters is located at 2050 W. 190th Street, Suite 400, Torrance, CA 90504, and our telephone number is (424) 702-1455. We maintain a website at https://www.carparts.com. Information on the website is not incorporated by reference and is not a part of this prospectus.
This prospectus may include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included herein are the property of their respective owners.
Smaller Reporting Company Status
We are a smaller reporting company as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as (i) our voting and non-voting common stock held by nonaffiliates is less than $250.0 million measured on the last business day of our second fiscal quarter or (ii) our annual revenue is less than $100.0 million during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter.

The Offering
Shares of common stock offered by the Selling Stockholder
32,458,060 Shares consisting of (i) 10,319,727 PIPE Shares, and (ii) 22,138,333 Conversion Shares.
Shares of common stock outstanding prior to this offering
69,762,434 shares.
Shares of common stock outstanding after completion of this offering(1)
91,900,767 shares. Assuming all of the Convertible Notes are converted.
Terms of the offering
The Selling Stockholders will determine when and how they will sell the common stock offered in this prospectus, as described in the “Plan of Distribution” on page 13.
Use of proceeds
We will not receive any proceeds from the sale of the Shares.
Risk factors
See “Risk Factors” on page 6 for a discussion of factors you should carefully consider before deciding to invest in our common stock.
Nasdaq capital market symbol
Our common stock is listed on the Nasdaq Capital Market under the symbol “PRTS.”
(1)
The number of shares of common stock to be outstanding after this offering is based on 69,762,434 shares of common stock outstanding as of January 3, 2026 and excludes, in each case as of January 3, 2026:

•	1,390,248 shares of common stock issuable upon the exercise of outstanding options at a weighted average exercise price of $2.65 per share; and
•	5,698,153 shares of common stock issuable upon the vesting of restricted stock units granted under our equity incentive plans; and
•	2,598,667 shares of our common stock available for granting additional equity awards under our equity incentive plans.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents we have filed with the SEC that are incorporated by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act, which involve risks and uncertainties. These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Forward-looking statements are based on our management’s current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us. Discussions containing these forward-looking statements may be found, among other places, in the sections of this prospectus entitled “Prospectus Summary” and “Risk Factors.”
In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “may,” “plans,” “potential” “predicts,” “projects,” “should,” “will,” “would,” and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. Given these assumptions, risks and uncertainties, you should not place undue reliance on these forward-looking statements. We discuss in greater detail many of these risks under the heading “Risk Factors” contained in this prospectus, in any applicable prospectus supplement, in any free writing prospectuses we may authorize for use in connection with a specific offering, and in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. In addition, past financial and/or operating performance is not necessarily a reliable indicator of future performance and you should not use our historical performance to anticipate results or future period trends. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on our results of operations and financial condition. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.
You should read this prospectus, any applicable prospectus supplement, together with the documents we have filed with the SEC that are incorporated by reference and any free writing prospectuses that we may authorize for use in connection with a specific offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

RISK FACTORS
Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties discussed in this section and under the sections titled Risk Factors contained in our most recent Annual Report on Form 10-K and in our subsequent Quarterly Reports on Form 10-Q for the quarterly periods ended subsequent to our filing of such Annual Report on Form 10-K, as well as any amendments or updates to our risk factors reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus, together with other information in this prospectus, the documents incorporated by reference, any prospectus supplement and any free writing prospectus that we may authorize. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or any additional risks and uncertainties actually occur, our business, financial condition, results of operations and cash flow could be materially and adversely affected. In that case, the trading price of our common stock could decline and you might lose all or part of your investment. Please also read carefully the section titled “Special Note Regarding Forward-Looking Statements.”
Risks Related to this Offering
The sale or availability for sale of the Shares may depress the price of our common stock and encourage short sales by third parties, which could further depress the price of our common stock.
To the extent that the Selling Stockholders sell shares of our common stock, including the Shares, the market price of such shares may decrease due to the additional selling pressure in the market. In addition, the dilution from issuances of such shares may cause stockholders to sell their shares of our common stock, which could further contribute to any decline in the price of our common stock. Any downward pressure on the price of our common stock caused by the sale or potential sale of such shares could encourage short sales by third parties. Such sales could place downward pressure on the price of our common stock by increasing the number of shares of our common stock being sold, which could further contribute to any decline in the market price of our common stock.
Future sales and issuances of our common stock or other securities might result in significant dilution and could cause the price of our common stock to decline.
To raise capital, we may sell common stock, convertible securities or other equity securities in one or more transactions, at prices and in a manner we determine from time to time. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.
We cannot predict what effect, if any, sales of shares of our common stock in the public market or the availability of shares for sale will have on the market price of our common stock. However, future sales of substantial amounts of our common stock in the public market, or the perception that such sales may occur, could adversely affect the market price of our common stock.
We have adopted a Tax Benefits Preservation Agreement to protect our ability to utilize our net operating loss (“NOLs”) carryforwards, which may have unintended anti-takeover effects.
We previously adopted a Tax Benefits Preservation Agreement (“Rights Agreement”) to protect our ability to retain and use our NOLs. Under Section 382 of the Internal Revenue Code, a corporation that undergoes an “ownership change” may be subject to limitations on its ability to utilize its pre-change NOLs to offset future taxable income. In general, an ownership change occurs if the aggregate stock ownership of certain stockholders (generally 5% stockholders, applying certain look-through and aggregation rules) increases by more than 50% over such stockholders’ lowest percentage ownership during the testing period (generally three years). Purchases of our common stock in amounts greater than specified levels, which will be beyond our control, could create a limitation on our ability to utilize our NOLs for tax purposes in the future. The Rights Agreement is intended to impose certain ownership limitations to prevent the purchase of our common stock in amounts that could jeopardize our ability to utilize our NOLs. While we entered into the Rights Agreement in order to preserve our NOLs, the Rights Agreement could inhibit acquisitions of significant stake in us and may prevent a change in our control. As a result, the Rights Agreement may have an “anti-takeover” effect. Similarly, the limits on the amount of common stock that a stockholder may own may make it more difficult for stockholders to replace current management or members of the board of directors.

USE OF PROCEEDS
We will not receive any of the proceeds from the sale or other disposition of the Shares offered pursuant to this prospectus.
We will bear the out-of-pocket costs, expenses and fees incurred in connection with the registration of shares of our common stock to be sold by the Selling Stockholders pursuant to this prospectus. Other than registration expenses, each Selling Stockholder will bear its own broker or similar commissions payable with respect to sales of the Shares.

DESCRIPTION OF THE SECURITIES
The following description summarizes the material terms and provisions of our capital stock, including the PIPE Shares and Conversion Shares the Selling Stockholders may offer under this prospectus. The following description of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by, our second amended and restated certificate of incorporation (the “Amended and Restated Certificate of Incorporation”) and amended and restated bylaws (as amended, the “Amended and Restated Bylaws”), which are exhibits to the registration statement of which this prospectus forms a part, and by applicable law. The terms of our capital stock may also be affected by Delaware law.
General
Our authorized capital stock consists of one hundred million (100,000,000) shares of common stock, $0.001 par value per share, and ten million (10,000,000) shares of preferred stock, $0.001 par value per share.
Common Stock
As of January 3, 2026, there were 69,762,434 shares of common stock outstanding.
Voting Rights
Common stockholders are entitled to one vote per share for the election of directors and on all other matters that require stockholder approval, and do not have cumulative voting rights.
Dividends
Subject to any preferential rights of outstanding preferred stock, holders of our common stock are entitled to share ratably in any dividends declared by our board of directors on the common stock and paid out of funds legally available for such dividends.
Distribution on Dissolution
Subject to any preferential rights of outstanding preferred stock, in the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in any assets remaining after payment of liabilities and the liquidation preferences of any outstanding preferred stock.
Rights and Preferences
Our common stock does not carry any preemptive rights enabling a holder to subscribe for, or receive shares of, our common stock or any other securities convertible into shares of our common stock. There are no redemption rights or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock may be subject to and adversely affected by any series of our preferred stock that we may designate and issue in the future.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Computershare Limited. The address of our transfer agent and registrar is 8742 Lucent Boulevard, Suite 225, Highlands Ranch, CO 80129.
Stock Exchange Listing
Our common stock is listed on the Nasdaq Capital Market under the symbol “PRTS”.
Anti-Takeover Provisions
Delaware Law. We are subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder. Generally, a “business combination” includes a merger, asset sale or other transaction resulting in a financial benefit to the stockholder. An “interested stockholder” is a person who either owns 15% or more of our outstanding voting stock or, together with affiliates and associates, owns or, within three prior years, did own, 15% or more of our outstanding voting stock. These restrictions do not apply if:
•
before the date that the person became an “interested stockholder,” our board of directors approved either the “business combination” or the transaction which makes the person an “interested stockholder”;

•
the “interested stockholder” owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (i) shares owned by persons who are directors and also officers and (ii) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
on or after the date that the person became an “interested stockholder,” the business combination is approved by (i) our board of directors and (ii) authorized at an annual or special meeting of our stockholders by the affirmative vote of at least 66 2/3% of our outstanding voting stock that is not owned by the “interested stockholder.”

The statute could have the effect of delaying, deferring, or preventing a change in control.
Bylaw and Certificate of Incorporation Provisions. Our amended and restated bylaws, as amended, provide that special meetings of our stockholders may be called exclusively by a majority of our board of directors or the chairman of our board of directors. Our amended and restated bylaws also include detailed information requirements that must be satisfied in connection with stockholder nominations for directors, with respect to both the relevant stockholder and the director nominee. Our second amended and restated certificate of incorporation (i) provides for a board comprised of three classes of directors with each class serving a staggered three-year term, (ii) authorizes our board of directors to issue preferred stock from time to time, in one or more classes or series, without stockholder approval, (iii) requires the approval of at least two-thirds of the outstanding voting stock to amend certain provisions of our second amended and restated certificate of incorporation and our amended and restated bylaws, as amended, and (iv) does not include a provision for cumulative voting for directors. Under cumulative voting, a minority stockholder holding a sufficient percentage of a class of shares may be able to ensure the election of one or more directors.
Additionally, our amended and restated bylaws, as amended, provide that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors or officers to our company or our stockholders, (iii) any action asserting a claim against our company arising pursuant to any provision of the Delaware General Corporation Law or our amended and restated certificate of incorporation or our amended and restated bylaws, as amended, or (iv) any action asserting a claim against our company governed by the internal affairs doctrine; provided that this choice of forum provision does not apply to suits brought to enforce a duty or liability created by the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or any other claim for which the federal courts have exclusive jurisdiction.
These and other provisions contained in our second amended and restated certificate of incorporation and amended and restated bylaws, as amended, could delay or discourage transactions involving an actual or potential change in control of us or our management, including transactions in which stockholders might otherwise receive a premium for their shares over then current prices. Such provisions could also limit the ability of stockholders to remove current management or approve transactions that stockholders may deem to be in their best interests and could adversely affect the price of our common stock.

SELLING STOCKHOLDERS
The Shares being offered by the Selling Stockholders consist of the PIPE Shares and the Conversion Shares. We are registering the resale of the PIPE Shares issued to the Selling Stockholders and the Conversion Shares issuable upon conversion of the Convertible Notes in order to permit such Selling Stockholders to offer the Shares for resale from time to time.
Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our common stock. Generally, a person “beneficially owns” shares of our common stock if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days.
The table below lists the Selling Stockholders and other information regarding the beneficial ownership of the shares of common stock held by such Selling Stockholder. The second column lists the number of shares of common stock beneficially owned by such Selling Stockholder as of January 3, 2026, assuming conversion of the Convertible Notes held by such Selling Stockholder on that date.
The third column lists the shares of common stock being offered by this prospectus by the Selling Stockholder and does not take into account any limitations on conversion of the Convertible Notes set forth therein.
Under the terms of the Convertible Notes, a Selling Stockholder may not convert the Convertible Notes to the extent (but only to the extent) such Selling Stockholder or any of its affiliates would beneficially own a number of shares of our common stock which would exceed 19.99% of the outstanding shares of the Company, unless required shareholder approvals and waivers or consent of the applicable stock exchange have been obtained. The number of shares included in the table below do not reflect this limitation. The Selling Stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution” below.
The ownership percentage indicated in the following table is based on 69,762,434 total outstanding shares of our common stock as of January 3, 2026.
In computing the number of shares of common stock beneficially owned by the Selling Stockholder and the percentage ownership, we included outstanding shares of common stock issuable upon conversion of the Convertible Notes.

	Shares of common stock
	Shares Beneficially Owned Prior to the Offering	Maximum Number of Shares Being	Shares Beneficially Owned After the Offering
Name	Number of Shares	Registered for Resale	Number of Shares	Percentage
International Auto Parts (Cayman) Limited(1)	3,050,000	3,050,000	—	—%
Axislink Holding B.V.(2)	26,083,291	26,083,291	—	—%
Lovely Peach Limited(3)	3,324,769	3,324,769	—	—%

(1)	The business address of International Auto Parts (Cayman) Limited is 2504, 25/F Island Beverley 1-5 Great George Street, Causeway Bay, Hong Kong.
(2)
Consists of (i) 5,538,958 PIPE Shares and (ii) 20,544,333 Conversion Shares, including Conversion Shares issuable upon conversion of estimated accrued interest. The business address of Aixlink Holding B.V. is Boeingavenue 241 A, 1119PD Schiphol-Rijk, The Netherlands.

(3)
Consists of (i) 1,730,769 PIPE Shares and (ii) 1,594,000 Conversion Shares, including Conversion Shares issuable upon conversion of estimated accrued interest. The business address of Lovely Peach Limited is 1503, Level 15, International Commerce Centre, 1 Austin Road West, Kowloon, Hong Kong.

Recent Transactions
Purchase Agreement
On September 8, 2025, the Company entered into a purchase agreement (the “Purchase Agreement”) with the Selling Stockholders, providing for the issuance and sale (i) of an aggregate of 10,319,727 shares of common stock, par value $0.001 per share, of the Company; and (ii) to certain of the Selling Stockholders, of convertible notes in an aggregate principal amount of $25,000,000 (the “Convertible Notes”). The issuance and sale of the PIPE Shares and Convertible Notes pursuant to the Purchase Agreement (the “Transaction”) was completed on September 10, 2025 (the “Closing”).

Under the Purchase Agreement, the Selling Stockholders agreed to (i) restrictions on transfers of the Shares and the Convertible Notes to third parties, subject to limited exceptions; and (ii) vote the shares of Company Common Stock held by the Purchasers and their respective affiliates in the same relative proportions (“for,” “against,” “withheld,” “abstain” or otherwise) as the votes that are collectively cast by all other stockholders of the Company. The transfer restrictions and voting commitments applicable to Lovely Peach Limited (“Lovely Peach”) and its affiliates will expire six months after the Closing or an earlier Change in Control (as defined in the Purchase Agreement) of the Company. The transfer restrictions applicable to 50% of each of the PIPE Shares and the Convertible Notes held by International Auto Parts (Cayman) Limited (“International Auto Parts”) and Axislink Holding B.V. (“Axislink”) and their respective affiliates will expire six months after the Closing or an earlier Change in Control of the Company, and the remainder of the PIPE Shares and the Convertible Notes held by International Auto Parts and Axislink and their respective affiliates will expire 12 months after the Closing or an earlier Change in Control of the Company. The voting commitments applicable to International Auto Parts and Axislink will expire 12 months after the Closing or an earlier Change in Control of the Company. Under the Purchase Agreement, the Selling Stockholders and their affiliates are also subject to customary “standstill” restrictions that expire 12 months after the Closing or an earlier Change in Control of the Company.
The Purchase Agreement contains customary representations and warranties by the Company and the Purchasers.
The foregoing summary of the Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, which is filed as Exhibit 10.1 to the registration statement of which this prospectus forms a part and is incorporated herein by reference.
Convertible Notes
Pursuant to the Purchase Agreement, at the Closing, the Company issued Convertible Notes to Axislink and Lovely Peach in an aggregate principal amount of $25,000,000. The Convertible Notes will accrue interest at a rate of 2% per annum, payable in kind, and mature on September 10, 2028 (the “Maturity Date”) or an earlier Change in Control of the Company.
Each Convertible Note is convertible at the option of the applicable Selling Stockholder, in whole or in part, at maturity. Each Convertible Note will be convertible into a number shares of Company Common Stock determined by dividing (x) the aggregate outstanding principal balance of the Convertible Note to be converted and any then unpaid and accrued interest by (y) $1.20, rounded down to the nearest share. The conversion of the Convertible Notes is subject to approval of the stockholders of the Company to the extent required to comply with applicable stock exchange rules and certain other terms and conditions.
Prepayment of a Convertible Note by the Company prior to the Maturity Date requires the prior written consent of the relevant Purchaser, as well as the payment of a prepayment premium equal to 10% of the outstanding principal amount being prepaid.
The Convertible Notes include customary “events of default,” which may result in the acceleration of the repayment of the Convertible Notes.
The foregoing summary of the Convertible Notes does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Convertible Notes, a form of which is filed as Exhibit 10.2 to the registration statement of which this prospectus forms a part and is incorporated herein by reference.
Investor Rights Agreement
In connection with the Transactions, on September 10, 2025, the Company entered into an investor rights agreement (the “Investor Rights Agreement”) with the Selling Stockholders. The Investor Rights Agreement provides the Selling Stockholders with certain customary registration rights for the Shares and the shares of Company Common Stock issuable upon conversion of the Convertible Notes. The Company is filing the registration statement of which this prospectus forms a part to satisfy such registration rights.
Pursuant to the Investor Rights Agreement, the size of the Company’s Board of Directors (the “Board”) was reduced to six members. Under the Investor Rights Agreement, two individuals designated by the Purchasers collectively will be entitled to attend all meetings of the Board in a non-voting capacity, subject to certain customary restrictions.

In addition, under the Investor Rights Agreement, upon conversion of the Convertible Notes in full, the size of the Board is expected to be increased to eight members and, for so long as the Selling Stockholders and their respective affiliates continue to beneficially own at least 10% of the total outstanding shares of Company Common Stock, the Purchasers collectively will be entitled to designate two individuals for appointment to the Board thereafter for nomination for re-election.
The foregoing summary of the Investor Rights Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Investor Rights Agreement, which is filed as Exhibit 10.3 to the registration statement of which this prospectus forms a part and is incorporated herein by reference.

PLAN OF DISTRIBUTION
The Selling Stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a Selling Stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.
The Selling Stockholders may use any one or more of the following methods when disposing of shares or interests therein:
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; and
•	any other method permitted by applicable law.
The Selling Stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended (the “Securities Act”), amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as a Selling Stockholder under this prospectus. The Selling Stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
In connection with the sale of our common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The aggregate proceeds to the Selling Stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the Selling Stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.

The Selling Stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.
The Selling Stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling Stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.
To the extent required, the shares of our common stock to be sold, the names of the Selling Stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
We have advised the Selling Stockholders that the anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934, as amended, may apply to sales of shares in the market and to the activities of the Selling Stockholders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.
We have agreed to indemnify the Selling Stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.
We have agreed with the Selling Stockholders to use commercially reasonable efforts to cause the registration statement of which this prospectus constitutes a part effective and to remain continuously effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with such registration statement or (2) the date on which all of the shares may be sold without restriction pursuant to Rule 144 of the Securities Act.

LEGAL MATTERS
Alfredo Gomez, our General Counsel, will pass upon the validity of the securities offered by this prospectus and any supplement thereto.
EXPERTS
The consolidated financial statements of CarParts.com, Inc. appearing in CarParts.com, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 28, 2024 have been audited by RSM US LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon the report of RSM US LLP pertaining to such financial statements given on the authority of such firm as experts in accounting and auditing.
INTERESTS OF NAMED EXPERTS AND COUNSEL
The validity of the issuance of Common Stock registered hereby is passed on for the Company by Alfredo Gomez. Mr. Gomez is General Counsel of the Company and is compensated by the Company as an employee. Mr. Gomez owns 398,268 shares of Common Stock, 344,199 restricted stock units and restricted stock awards that are payable in an equivalent number of shares of Common Stock, and Company stock options to acquire up to an additional 233,216 shares of Common Stock. Mr. Gomez is eligible to receive stock awards by the Company under the CarParts.com, Inc. 2016 Equity Incentive Plan.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. In addition, we maintain a website that contains information about us at www.carparts.com. Information contained on or accessible through our website is not a part of this prospectus and is not incorporated by reference herein, and the inclusion of our website address in this prospectus is an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC:
•	The Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2024, filed with the SEC on March 25, 2025;
•	The Company’s Quarterly Reports on Form 10-Q for the periods ended March 29, 2025, June 28, 2025, and September 27, 2025;
•	The Company’s Current Reports on Form 8-K filed with the SEC on January 16, 2025, June 13, 2025, September 11, 2025, October 8, 2025, November 7, 2025, November 14, 2025, and December 15, 2025; and
•
The description of the Company’s common stock, which is contained in the Registration Statement on Form 8-A, as amended on April 30, 2024, as updated by the description of our common stock contained in Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 28, 2024, including any amendment or report filed for the purpose of updating such description.

Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus.
We also incorporate by reference any future filings (other than Current Reports furnished under Items 2.02 or 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of the registration statement, and (ii) after the effectiveness of the registration statement but prior to the termination of the offering of the securities covered by this prospectus, excluding, in each case, information deemed furnished and not filed.
Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.
We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to CarParts.com, Inc., Attn: Investor Relations, 2050 W. 190th Street, Suite 400 Torrance, CA 90504 and our telephone number is (424) 702-1455. You may also access the documents incorporated by reference in this prospectus through our website at www.carparts.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

CarParts.com, Inc.

32,458,060 Shares of Common Stock Offered by the Selling Stockholders
January 22, 2026